UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2024

GameSquare Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia	001-39389	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6775 Cowboys Way, Ste. 1335 Frisco, Texas, USA	75034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (216) 464-6400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value per share	GAME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 1, 2024, Global Esports Properties, LLC, a Delaware limited liability company (“Buyer”), GameSquare Esports (USA), Inc., a Nevada corporation (“Seller”) and sole member of NextGen Tech, LLC, a Texas limited liability company doing business as Complexity Gaming, and GameSquare Holdings, Inc., a corporation formed under the laws of the province of Ontario (“Beneficial Owner”) (together, the “Parties”) entered into a Membership Interest Purchase Agreement (the “MIPA”) for the purchase of all issued and outstanding interests (the “Interests”) of NextGen Tech, LLC, a Texas limited liability company doing business as Complexity Gaming (the “Transaction”).

The purchase price for the acquired Interests was $10,360,000, subject to final determination and adjustment pursuant to the purchase price adjustment mechanism set forth in the MIPA (the “Purchase Price”). $750,000 of the Purchase Price was paid in cash at closing and the remainder was paid at closing by delivery of a secured subordinated promissory note (the “Note”) in favor of the Seller in the principal amount of $9,607,693 (the “Principal Amount”). Under the Note, the Company is required pay the Principal Amount of the Note, together with all accrued interest (accrued at a rate equal to 3% per annum), fees, premium, charges, costs, and expenses no later than thirty-six (36) months from the date of the Note.

The Note is secured pursuant to a Security Agreement (the “Security Agreement”), which provides for a security interest in Buyer’s collateral (as defined in the Security Agreement) to secure any and all indebtedness, obligations, liabilities, and undertakings under or in respect of the Note.

The Parties’ obligation to complete the Transaction contemplated by the MIPA is subject to certain conditions, including approval by TSXV, which is still outstanding. Accordingly, the Transaction described herein is subject to risk of completion.

The MIPA contains customary representations, warranties, indemnification obligations and agreements of the Parties.

The foregoing descriptions of the MIPA, the Note and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the MIPA, the Note, and the Security Agreement.

A copy of the MIPA, the Note, and the Security Agreement are filed as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, to this Current Report on Form 8-K and are incorporated into this Item 1.01 by reference in their entirety.

Item 7.01 Regulation FD Disclosure.

On March 1, 2024, GameSquare Holdings, Inc. (the “Company”) issued a press release regarding the Transaction, the Note, and the Security Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information contained in this Item 7.01, including Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Membership Interest Purchase Agreement, dated as of March 1, 2024, by and among Global Esports Properties, LLC, GameSquare Esports (USA), Inc., and GameSquare Holdings, Inc.
10.2	Secured Promissory Note, dated as of March 1, 2024, by and between Global Esports Properties, LLC and GameSquare Esports (USA), Inc.
10.3	Security Agreement, dated as of March 1, 2024, by and between Global Esports Properties, LLC and GameSquare Esports (USA), Inc.
99.1	Press Release, dated as of March 1, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESQUARE HOLDINGS, INC.
(Registrant)

Date: March 4, 2024	By:	/s/ Justin Kenna
	Name:	Justin Kenna
	Title:	Chief Executive Officer and Director